Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Oil States International, Inc. of our reports dated February 23, 2015 with respect to the consolidated financial statements of Oil States International, Inc. and the effectiveness of internal control over financial reporting of Oil States International, Inc., included in the 2014 Annual Report to Shareholders of Oil States International, Inc.

We consent to the incorporation by reference in the following Registration Statements:

1)	Registration Statement (Form S-8 No. 333-190584) pertaining to the 2001 Equity Participation Plan of Oil States International, Inc. and

2)	Registration Statement (Form S-8 No. 333-63050), pertaining to the Deferred Compensation Plan of Oil States International, Inc.;

of our reports dated February 23, 2015, with respect to the consolidated financial statements of Oil States International, Inc. and the effectiveness of internal control over financial reporting of Oil States International, Inc., incorporated by reference in this Annual Report (Form 10-K) of Oil States International, Inc. for the year ended December 31, 2014.

/s/ Ernst & Young LLP

Houston, Texas
February 23, 2015